Exhibit 99.1

CONTACT: MEDIA Meghan Cox Manager Corporate Communications T – (412) 433-6777 E – mmcox@uss.com	NEWS RELEASE INVESTORS/ANALYSTS Dan Lesnak General Manager Investor Relations T – (412) 433-1184 E – dtlesnak@uss.com

FOR IMMEDIATE RELEASE

UNITED STATES STEEL CORPORATION ANNOUNCES A CASH TENDER OFFER FOR ANY AND ALL OF ITS 8.375% SENIOR SECURED NOTES DUE 2021

PITTSBURGH, March 13, 2018 — United States Steel Corporation (NYSE: X) (the “Company”) today announced the commencement of a cash tender offer (the “Tender Offer”) to purchase any and all of the Company’s 8.375% Senior Secured Notes due 2021 (CUSIP No/ISIN No. 912909 AK4 / US912909AK46 (144A) U9118R AA5/ USU9118RAA50 (Reg. S) (the “2021 Notes”). The Tender Offer is being made pursuant to an Offer to Purchase dated March 13, 2018 and the related Notice of Guaranteed Delivery.

Upon the terms and subject to the conditions described in the Offer to Purchase and the Notice of Guaranteed Delivery, the Company is offering to purchase for cash any and all of its 2021 Notes. Tenders of the 2021 Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on March 19, 2018, unless extended or earlier terminated (such date and time, as it may be extended or earlier terminated, the “Withdrawal Deadline”), but may not be withdrawn thereafter. The Tender Offer for any and all of the 2021 Notes will expire at 5:00 p.m., New York City time, on March 19, 2018 unless extended or earlier terminated (such date and time, as it may be extended or earlier terminated, the “Expiration

©2018 U. S. Steel. All Rights Reserved	www.ussteel.com	United States Steel Corporation

Date”).

The Tender Offer is being undertaken to take advantage of current favorable conditions in the debt capital markets and to extend the Company’s debt maturity profile by refinancing the Company’s long-term debt with longer maturity financing.

The consideration for each $1,000 principal amount of 2021 Notes validly tendered, not validly withdrawn and accepted for purchase will be as set forth in the table below under “Tender Offer Consideration.” In addition, all holders of 2021 Notes accepted for purchase in the Tender Offer will also receive accrued and unpaid interest on such purchased 2021 Notes from the last interest payment date up to, but not including, the payment date (which is anticipated to be March 20, 2018). Accrued interest will cease to accrue on the payment date for all 2021 Notes accepted in the Tender Offer, including those tendered by the guaranteed delivery procedures described in the Offer to Purchase. Under no circumstances, will additional interest accrue or be payable by the Company with respect to the 2021 Notes from or after the payment date, whether by reason of any delay of guaranteed delivery or otherwise.

Title of Note	CUSIP No. / ISIN (144A)	CUSIP No. / ISIN (Reg S)	Principal Amount Outstanding	Tender Offer Consideration (1)
8.375% Senior Secured Notes due 2021	912909 AK4	U9118R AA5	$780,000,000	$1,078.46
	US912909AK46	USU9118RAA50

(1)  Per $1,000 principal amount of 2021 Notes accepted for purchase.

The Tender Offer is not conditioned on any minimum amount of the 2021 Notes being tendered. However, the Company’s obligation to accept for purchase and to pay for the 2021 Notes validly tendered pursuant to the Tender Offer is subject to the satisfaction or waiver of a number of conditions, including the Company’s completion, at or prior to the Expiration Date, of a financing transaction, on terms satisfactory to the Company, pursuant to which the Company receives aggregate gross proceeds of no less than $650,000,000, exclusive of fees, expenses and discounts. Following consummation of the Tender Offer, the 2021 Notes that are purchased pursuant to the Tender Offer will be retired and cancelled and no longer remain outstanding obligations. The Company reserves the right, subject to applicable law, to (i) waive any and all conditions to the Tender Offer, (ii) extend or terminate the Tender Offer or (iii) otherwise amend the Tender Offer in any respect. In connection with the financing transaction, the Company has also issued a conditional notice of redemption calling for the redemption of any and all 2021 Notes not purchased upon completion of the Tender Offer. Such redemption will be made under and in accordance with the indenture governing the 2021 Notes (the “Indenture”). The redemption date will be April 12, 2018. The redemption price will include a “make-whole” premium as calculated and provided for under the Indenture, and accrued and unpaid interest will be paid to, but excluding, the redemption date as provided in the Indenture. Notwithstanding such redemption notice, 2021 Notes that are validly tendered, not validly withdrawn and accepted for purchase in the Tender Offer will be purchased under the Tender Offer.

The Company anticipates that it will accept for purchase and pay for 2021 Notes validly tendered and not validly withdrawn pursuant to the Tender Offer at or prior to the Expiration Date, one business day following the Expiration Date, which first business day is expected to occur on or about March 20, 2018, or (ii) to the extent that such 2021 Notes are not delivered at or prior to the Expiration Date but are delivered pursuant to the guaranteed delivery provisions set forth in the Offer to Purchase, three business days following the Expiration Date, which third business day is expected to occur on or about March 22, 2018.

None of the Company, its subsidiaries or its affiliates, its or their respective boards of directors, officers or employees, the dealer managers, the tender agent and information agent or the trustee for the 2021 Notes makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their 2021 Notes, and no one has been authorized by the Company or any of them to make such a recommendation. Holders must make their own decisions as to whether to tender their 2021 Notes, and, if so, the principal amount of 2021 Notes to tender.

All of the 2021 Notes are held in book-entry form through the facilities of The Depository Trust Company (“DTC”). If you hold 2021 Notes through a broker, dealer, bank, trust company or other intermediary or nominee (an “Intermediary”), you must contact such Intermediary if you wish to tender 2021 Notes pursuant to the Tender Offer. You should check with such Intermediary to determine whether they will charge you a fee for tendering 2021 Notes on your behalf. You should also confirm with the broker, dealer, bank, trust company or other intermediary or nominee any deadlines by which you must provide your tender instructions, because the relevant deadline set by such nominee will be earlier than the deadlines set forth herein.

The Company has retained J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC to serve as dealer managers, directly and through their respective affiliates, for the Tender Offer. The Company has retained D.F. King & Co., Inc. to act as the tender agent and information agent in respect of the Tender Offer.

For additional information regarding the terms of the Tender Offer, please contact J.P. Morgan Securities LLC at 212-834-3424 or toll free at 866-834-4666 or Credit Suisse Securities (USA) LLC at 212-538-1862 or toll free at 800-820-1653 or Copies of the Offer to Purchase and the Notice of Guaranteed Delivery may be obtained online at http://www.dfking.com/uss or by contacting D. F. King & Co., Inc. at 800-848-3402, 212-269-5550 or uss@dfking.com.

This announcement does not constitute an offer to buy or the solicitation of an offer to sell any securities in any jurisdiction or in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction. The securities mentioned herein have not been and will not be registered under the United States Securities Act of 1933, as amended, or under the securities laws of any other jurisdiction, and may not be offered or sold in the United States or to a U.S. person absent registration under, or an applicable exemption from the registration requirements of, the Securities Act of 1933, as amended.

Certain statements in this announcement are forward-looking statements based on current expectations. By their nature, forward-looking statements require us to make assumptions and are subject to important known and unknown risks and uncertainties, which may cause our actual results in future periods to differ materially from those set forth in the forward-looking statements. For additional information regarding these risks and uncertainties, and the assumptions underlying the forward-looking statements, please refer to the Offer to Purchase.

For information

United States Steel Corporation

600 Grant Street

Pittsburgh, PA 15219-2800

Attention: Interim General Counsel

Fax No.: (412) 433-2964

-oOo-

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United States Steel Corporation, headquartered in Pittsburgh, Pa., is a leading integrated steel producer and Fortune 300 company with major operations in the United States and Central Europe. For more information about U. S. Steel, please visit www.ussteel.com.